EXHIBIT 10.3

SECURITY AGREEMENT FOR TRADEMARKS AND TRADENAMES

SECURITY AGREEMENT FOR TRADEMARKS AND TRADENAMES dated as of August 25, 2006 by and among N21 ACQUISITION I LLC., a New York limited liability company having an office at 4 Manhattanville Road, Purchase, NY 10577-2197 (“NewCo”), and MARK H. STENBERG (“Stenberg”) and ARNOLD BLAIR (“Blair”), each having an office at 477 Congress Street, 5th Floor, Portland, Maine 04101 (Stenberg and Blair are sometimes hereinafter referred to collectively as the “Stockholders”) (capitalized terms used herein and not otherwise defined herein, shall have the meanings ascribed thereto in the Merger Agreement, as hereinafter defined).

Background. Pursuant to the execution of an Amended and Restated Merger Agreement by and among Iceland Health, Inc., a New York corporation (“Iceland”), its sole Stockholders, Nutrition 21, Inc., a New York corporation, and its wholly owned acquisition subsidiary, NewCo, dated as of August 25, 2006 (the “Merger Agreement”), according to which Iceland shall merge with and into NewCo (the “Merger”), whereby it shall transfer to NewCo, among other assets, all of its right, title and interest in and to the trademarks, trademark applications, servicemarks, and tradenames owned by Iceland prior to the consummation of the Merger, free and clear of any and all liens and encumbrances Of Record. As a part of the total consideration to be delivered to Stockholders under the Merger Agreement, N21 has executed Promissory Notes in the aggregate principal amount of $2,500,000 to the benefit of the Stockholders dated the date hereof (the “Secured Promissory Notes”), and the payment of such principal amount thereof and interest accruing thereon when due in accordance with the terms thereof is to be secured by a security interest in all of Iceland’s trademarks, trademark applications, servicemarks, tradenames, and goodwill in respect thereof, owned by Iceland prior to the effective date of the Merger as set forth in Schedule A hereto and transferred in their entirety to NewCo effective upon the consummation of the Merger (collectively, the “Collateral” or “Iceland’s Trademarks”), such security interest is being granted by NewCo to the benefit of N21, for purposes of securing the Notes issued by N21, in exchange for good, valuable and adequate consideration, the receipt and sufficiency of which are hereby acknowledged and is deemed to be in NewCo’s best interest. To confirm and perfect the Stockholder’s security interest in the Collateral, NewCo has agreed to grant a security interest and lien upon Iceland’s trademarks, trademark applications, servicemarks, and tradenames to and for the benefit of the Stockholders as hereinafter provided.

Additional Definitions. The following terms shall be defined as follows:

“Event of Default” shall have the meaning assigned thereto by the Secured Promissory Note.

“Obligations” means all obligations, liabilities and indebtedness due and to become due from N21 to the Stockholders, and each of them, at any time and from time to time from the date hereof, of every kind and description, whether now existing or hereafter incurred, which are evidenced by or incurred pursuant to that certain Secured Promissory Note of N21 of even date herewith issued to the Stockholders in the principal amount of Two Million and Five Hundred Thousand Dollars ($2,500,000.00) with interest accruing thereon as set forth therein (as may be amended, modified, restated or supplemented from time to time, together with any instrument, document or agreement which may hereafter be substituted therefor).

“Of Record” means recorded, registered or pending registration, as of the date hereof or in the future, in the U.S. Patent and Trademark Office or in any other foreign patent and trademark office or governmental agency, or the respective foreign equivalent thereof in such foreign jurisdiction.

NOW, THEREFORE, in consideration of the premises, NewCo hereby agrees with the Stockholders as follows:

Security Interest

1. To secure the complete and timely payment and satisfaction of the Obligations, NewCo hereby grants, assigns and conveys to the Stockholders, a security interest in and lien upon (a) the trademark and servicemark applications, trademarks, servicemarks, and tradenames listed in Schedule A hereto (the “Marks”), as held and owned solely and exclusively by Iceland prior to the effective date of the Merger, and (b) the goodwill in respect thereof, including without limitation the right to sue for past, present and future infringements, and all rights corresponding thereto throughout the world (the “Rights”).

Representations and Warranties; Covenants

2. NewCo covenants and warrants that:

(a)
Upon consummation of the Merger, NewCo shall become the transferee and sole owner of the entire and unencumbered right, title and interest, to the extent so owned by Iceland prior to, and transferred thereby to NewCo upon, the consummation of the Merger, in and to each of the Marks and the Rights Of Record; and

(b)	NewCo has the unqualified right to enter into this Agreement and perform its terms.

3. NewCo agrees that, until all of the Obligations shall have been satisfied in full, it will not enter into any agreement which is inconsistent with NewCo’s obligations under this Agreement, without Stockholders’ prior written consent.

4. NewCo hereby covenants and agrees with the Stockholders that NewCo (a) shall promptly pay any and all taxes, assessments and governmental fees upon the Marks prior to the date penalties are attached thereto; and (b) shall immediately notify the Stockholders of any event causing a substantial loss or diminution in the value of all or any material part of the Marks and the amount or an estimate of the amount of such loss or diminution, provided, however, that NewCo shall permit the Stockholders, at their option and cost and in their sole discretion, to take such action as is reasonably necessary to protect the Marks and the Rights against any and all claims and demands of all persons at any time claiming interest therein and shall further reasonably cooperate with the Stockholders and reasonably authorize them to act on its behalf in respect of the foregoing as owner of the Marks and Rights.

5. Unless and until there shall have occurred an Event of Default, NewCo shall have the right to use the Marks and Rights for NewCo’s own benefit, but it may not make or grant assignments or sublicenses of the Rights in a manner which may impair the rights of NewCo or the Stockholders to sell or dispose of the Collateral in the United States or elsewhere in accordance with the terms of this Agreement or otherwise. NewCo shall permit the Stockholders access to NewCo’s facilities at all reasonable times for the purpose of verifying NewCo’s compliance with the foregoing and following covenants.

6. NewCo shall, until foreclosure on the Marks and Rights by the Stockholders, be responsible for maintaining any and all registrations of the Marks and shall bear all costs pertaining thereto, provided, however, that N21 shall permit the Stockholders, at their option and cost and in their sole discretion, to maintain any and all applications for registration and re-registration of the Marks and shall further reasonably cooperate with the Stockholders and reasonably authorize them to act on its behalf in respect of the foregoing as the owner of the Marks and Rights.

7. NewCo agrees that until the Obligations have been satisfied in full, NewCo will, if and to the extent required, execute further security agreements for the benefit of the Stockholders of like tenor to this Agreement, granting a security interest in and lien upon any and all trademarks and trademark applications and any licenses of any trademarks that NewCo shall effect, acquire or make application for which are in any way derivative from the Marks and Rights set forth on Schedule A and which shall be Of Record, so as to confirm and perfect the Stockholders’ interest in and to all of the Collateral.

Event of Default; Rights and Remedies; Maintenance of Rights and Marks; Termination of Security Interest, etc.

8. If an Event of Default shall have occurred, the Stockholders shall have, in addition to all other rights and remedies given to the Stockholders by this Agreement, those allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in any jurisdiction in which the Rights may be located and, without demand of performance and without other notice (except as set forth below) or demand whatsoever to NewCo, all of which are hereby expressly waived, and without advertisement (i) the right and entitlement to regain ownership and title in and to any and all of the rights and interests in the Marks and Rights, including without limitation by becoming the assignees, whether individually or through an entity formed and owned by the Stockholders, of the Marks and Rights Of Record subsequent to the filing of an Assignment of Trademarks and Tradenames, substantially in the form attached hereto as Exhibit A (“Assignment”), with the U.S. Patent and Trademark Office or with any other foreign patent and trademark office or governmental agency, or the respective foreign equivalent thereof in such foreign jurisdiction, such Assignment may be executed by the Stockholders, whether individually or by an entity formed and owned by the Stockholders, in their or its capacity as attorney-in-fact of NewCo pursuant to the rights and privileges granted thereto by NewCo in Paragraph 9 below or otherwise by NewCo immediately upon the demand of the Stockholders, and (ii) the right and entitlement to sell at public or private sale or otherwise realize upon the whole or from time to time any part of the Rights, or any interest which NewCo may have therein, and after deducting from the proceeds of sale or other disposition of the Rights all expenses (including all reasonable expenses for brokers’ fees and legal services), shall apply the residue of such proceeds toward the payment of the Obligations in such order as the Stockholders may determine in their sole and absolute discretion. Notice of any sale or other disposition of the Rights shall be given to NewCo at least ten (10) days before the time of any intended public or private sale or other disposition of the Rights is to be made, which NewCo hereby agrees shall be reasonable notice of such sale or other disposition. At any such sale or other disposition, the Stockholders may purchase the whole or any part of the Rights sold, free from any right of redemption on the part of NewCo, which right is hereby waived and released.

9. Notwithstanding anything to the contrary herein or in any agreement between NewCo and the Stockholders, if any Event of Default shall have occurred and be continuing, in addition to any and all other rights and remedies that the Stockholders may have under any other agreements or at law, NewCo hereby irrevocably constitutes and appoints Stockholders, or alternatively an entity formed and owned by the Stockholders, with full power of substitution, as its true and lawful attorney-in-fact, with full irrevocable power and authority in the place and stead of NewCo and in the name of NewCo, all acts of said attorney being hereby ratified and confirmed, except to the extent any of the same constitute gross negligence or willful misconduct, such power being coupled with an interest is irrevocable, upon the occurrence of an Event of Default and the continuance thereof: (a) to convey to the Stockholders, or to an entity formed and owned by the Stockholders, or any purchaser of any or all of the Marks or Rights, together with the goodwill in respect thereof, and to execute and file or cause to be filed any and all assignments, releases and other documents and instruments that may be necessary or desirable to accomplish the purposes of such conveyance; (b) to collect proceeds from the Rights; (c) to convey in any bona fide transactions to a purchaser goods utilizing any of the Marks; and (d) to make payment or discharge taxes or liens levied or placed upon or threatened against any goods utilizing the Rights, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Stockholders, in their sole discretion, and such payments made by the Stockholders to become the obligations of NewCo to the Stockholders, due and payable immediately, without demand.

10. At such time as NewCo shall completely satisfy all the Obligations, the Stockholders shall execute and deliver to NewCo all releases, assignments and other instruments as may be necessary or proper to discharge the Stockholders’ security interest in and lien upon the Marks and Rights, subject to any disposition thereof which may have been made by the Stockholders pursuant hereto.

11. At such time as the Stockholders, whether individually or through an entity formed and owned by the Stockholders, become the owner of the Marks and/or the Rights, as provided in this Agreement, the Stockholders, or an entity formed and owned thereby, shall have the right but shall in no way be obligated to bring suit in their own name to enforce the Marks and/or Rights and any license thereunder, in which event NewCo shall, at the request of the Stockholders and at their cost, do any and all lawful acts, including to assign them the right to sue for past infringements, , misappropriation, or dilution of the Trademarks, but other than to resort to litigation in NewCo’s name, and execute any and all proper documents required by the Stockholders in aid of such enforcement, provided, however, that if the Stockholders shall not bring suit hereunder, then NewCo, upon prior written consent of the Stockholders, shall have the right, with counsel of its own selection, to bring such suit, prosecute and settle the same, at its own cost and expense.

Miscellaneous

12. No course of dealing between NewCo and the Stockholders nor any failure to exercise, nor any delay in exercising, on the part of the Stockholders, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other further exercise thereof or the exercise of any other right, power or privilege.

13. All of the Stockholder’s rights and remedies with respect to the Rights whether established hereby or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently.

14. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

15. The headlines or captions contained herein are for purposes of convenience only and are not intended to define or limit the contents of said paragraph or paragraphs.

16. This Agreement is subject to modification only by a writing signed by the parties.

17. The benefits and burdens of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.

18. The validity and interpretation of this Agreement and the rights and obligations of the parties shall be governed exclusively by the laws of the State of New York, without regard to its rules regarding conflict of laws.

19. All notices, communications and distributions hereunder shall be given or made to the parties at their respective addresses set forth on the first page hereof, or at such other address as the addressee may hereafter specify for this purpose by written notice to the other parties hereto in accordance with the requirements of the Merger Agreement.

20. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, THE SECURED PROMISSORY NOTE OR ANY OTHER DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE STOCKHOLDERS TO ACCEPT THIS AGREEMENT.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers as of the date first above written.

WITNESS:	N21 ACQUISITION I LLC

By:
Title:
STATE OF NEW YORK     )
                                                )
COUNTY OF NEW YORK )

On the ____ day of _______________, 2006, before me, the undersigned, personally appeared ________________________, the _____________________ of N21 ACQUISITION I LLC, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity and that by his/her signature on the instrument, the individual on behalf of N21 ACQUISITION I LLC, executed the instrument.

_____________________________ Notary Public My commission expires:

STOCKHOLDERS:

By:
Mark H. Stenberg

STATE OF NEW YORK     )
                                                )
COUNTY OF NEW YORK )

On the ____ day of ____________, 2006, before me, the undersigned, personally appeared MARK H. STENBERG, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his personal capacity and that by his signature on the instrument, the individual executed the instrument.

_____________________________ Notary Public My commission expires:

By:
Arnold Blair

STATE OF NEW YORK     )
                                                )
COUNTY OF NEW YORK )

On the ____ day of ____________, 2006, before me, the undersigned, personally appeared ARNOLD BLAIR, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his personal capacity and that by his signature on the instrument, the individual executed the instrument.

_____________________________ Notary Public My commission expires:

SCHEDULE A

List of Trademark Applications, Trademarks, Servicemarks, and Tradenames

Trademark:	ICELANDHEALTH
Jurisdiction:	U.S.A.
Application Number:	78/199,893
Registration Number:	2,784,439
Registration Date:	November 18, 2003

Trademark:	IMMUNITY + PLUS
Jurisdiction:	U.S.A.
Application Number:	78/706,915
Registration Number:	N/A
Registration Date/Status:	Pending

Trademark:	ICELANDHEALTH
Jurisdiction:	Canada
Application Number:	1265447
Filing Date:	July 19, 2005
Approval Date:	May 10, 2006[1]

Trademark:	ICELANDHEALTH
Jurisdiction:	Japan
Application Number:	2005-63629
Application Date:	July 11, 2005
Registration Date:	July 14, 2006
Registration Number:	4970102

Trademark:	ICELANDHEALTH
Jurisdiction:	Europe Union
Application Number:	004535217[2]
Registration Number	Pending

[1]
This is the date on which the application was accepted for publication in the Trademarks Journal. If the trademark is not opposed, it will likely proceed to registration within six to seven months as of this date.

[2]
Please note that there is an opposition proceeding B983645 filed by Iceland Foods Limited UK in opposition to Iceland Health’s trademark application applied for the goods “dietary application”. According to applicable law, there is a cooling-off period, during which both parties may negotiate about concluding a pre-rights-agreement in an effort to settle this matter amicably. Such period will expire on October 21, 2006, and if no settlement agreement is reached, Iceland Health must submit its arguments on or before February 21, 2007. According to Iceland Health’s European Counsel, the outcome of the opposition proceeding is hard to predict.

Schedule A- 1

EXHIBIT A

ASSIGNMENT OF TRADEMARKS AND TRADENAMES

This Assignment (the “Assignment”) is made by and between NUTRITION 21 INC., a New York corporation having an office at 4 Manhattanville Road, Purchase, NY 10577-2197 (“N21”), (the “Assignor”) and MARK H. STENBERG (“Stenberg”) and ARNOLD BLAIR (“Blair”), each having an office at 477 Congress Street, 5th floor, Portland, Maine 04101 (collectively, the “Assignees”).

WHEREAS, pursuant to a Security Agreement dated August __, 2006, by and between the Assignor and the Assignees (the “Security Agreement”), the Assignor transferred, granted, assigned and conveyed to the Assignees a security interest in and lien upon certain trademarks, trademark and servicemark applications, servicemarks, and tradenames as listed in Schedule A hereto (the “Trademarks”) and the goodwill in respect thereof, including without limitation the right to sue for past, present and future infringements, all rights corresponding thereto throughout the world; and

WHEREAS, an Event of Default, as such term is defined and referred to in the Security Agreement, has occurred and is continuing in a manner which entitles the Assignees to certain rights and remedies as set forth in Paragraphs 8 and 9 of the Security Agreement, including without limitation the assignment of any and all right, title, interest and ownership in the Trademarks and the goodwill in respect thereof as held by the Assignor as of the date hereof to the Assignees, or to such entity which was formed and is owned by the Assignees, including but not limited to the right to sue for past infringements, misappropriation, or dilution of the Trademarks; and

WHEREAS, the Assignor and the Assignees wish to confirm such transfer and assignment for purposes of recording the transfer in the United States Patent and Trademark Office, or in any other foreign patent and trademark office or governmental agency, or the respective foreign equivalent thereof in such foreign jurisdiction, and to confirm Assignee’s ownership, whether individually or through an entity which was formed and is owned by the Assignees, of the Trademarks and the goodwill in respect thereof;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor hereby and effective as of ________ __, 200_ assigns, conveys and transfers to the Assignees, or to such entity which was formed and is owned by the Assignees, its successors and assigns all of its right, title, interest, ownership and subsidiary rights, if any, to the Trademarks, together with the goodwill of the business connected with the use of and symbolized by the Trademarks and the right to sue, counterclaim, and recover for past, present, and future infringement, misappropriation, or dilution of the rights assigned to the Assignee hereunder pursuant to and to the extent set forth in the terms and conditions of the Security Agreement.

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Exhibit A-1

IN WITNESS WHEREOF, the Assignor, by its duly authorized officer, has executed this assignment, as an instrument under seal,

NUTRITION 21 INC. By: __________________________ Name: Title:
SUBSCRIBED AND SWORN to before
me this __ day of ______, 200_

__________________________
 Notary Public

My Commission Expires: _______________

Exhibit A-2